Exhibit 99.1

Investor and Media Contact: Ernest Scheidemann

(239) 498-8318

ernestscheidemann@wcicommunities.com

FOR IMMEDIATE RELEASE

WCI Obtains Bank Covenant Waiver Extension

Bonita Springs, FL (January 7, 2008) – WCI Communities, Inc. (NYSE: WCI), a leading builder of traditional and tower residences in highly amenitized lifestyle communities, today reported that the limited waiver of performance under the Fixed Charge Coverage covenant of the Senior Secured Revolving Credit Agreement (Credit Facility), and the Term Loan Agreement (Term Loan), that was previously granted by its banks on November 7, 2007 and subsequently extended on December 7, 2007 to January 7, 2008, has now been extended to January 16, 2008. During this new extended waiver timeframe, we expect to finalize discussions regarding the anticipated longer-term amendment that would provide financial flexibility, including modification of the fixed charges coverage covenant, and obtain approval of lenders participating in these facilities.

Until finalized it is not certain that we will reach agreement or obtain approval of the anticipated longer-term amendment. This amendment will be expensive and there can be no assurance that we will be able to comply with the amended covenants and other requirements. If WCI is unable to obtain the amendment or comply with its terms, the lenders would have the right to exercise remedies specified in the loan agreements, including foreclosing on certain collateral and accelerating the maturity of the loans, which could result in the acceleration of substantially all of our other outstanding indebtedness. In such a situation, there can be no assurance that we would be able to obtain alternative financing. In addition, if the Company is determined to be in default of these loan agreements, it may be prohibited from drawing additional funds under the Credit Facility and the Tower Loan, which could impair our ability to maintain sufficient working capital. Either situation could have a material adverse affect on the solvency of the Company.

About WCI

WCI Communities, Inc., named America’s Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The Company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The Company currently owns and controls developable land on which the Company plans to build over 18,500 traditional and tower homes.

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For more information about WCI and its residential communities visit

www.wcicommunities.com

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Forward-looking statements:

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete in real estate markets where we conduct business; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to amend its bank agreements and obtain waivers as needed from time to time to obtain covenant relief and to avoid bank defaults during the market downturn; WCI’s ability to maintain or increase historical revenues and profit margins; WCI’s ability to collect contract receivables from buyers purchasing homes as investments; the availability and cost of land in desirable areas in its geographic markets and our ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; availability of labor and materials and material increases in insurance, labor and material costs; increases in interest rates and availability of mortgage financing; the ability of prospective residential buyers to obtain mortgage financing due to tightening credit markets, appraisal problems or other factors; increases in construction and homeowner insurance and availability of insurance, the continuing negative buyer sentiment and erosion of consumer confidence; the negative impact of claims for contract rescission or increasing cancellation rates by contract purchasers; adverse legislation or regulations; adverse legal proceedings; the ability to retain employees; changes in generally accepted accounting principles; natural disasters; adverse weather conditions; and changes in general economic, real estate and business conditions and other factors over which the company has little or no control. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.